Exhibit 99.1

Immunovant to Present at the Stifel 2021 Virtual Healthcare Conference

NEW YORK, Nov. 12, 2021 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases, today announced that Pete Salzmann, M.D., Chief Executive Officer, will provide a corporate overview at the Stifel 2021 Virtual Healthcare Conference, taking place November 15-17, 2021.

Stifel 2021 Virtual Healthcare Conference Presentation

Date:     Wednesday, November 17th, 2021
Time:     2:00pm Eastern Time
Webcast: The presentation will be available via webcast and can be accessed at the Investor Relations section of the Company’s website, located at www.immunovant.com

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases. Immunovant is developing IMVT-1401 (batoclimab), a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies.

Contact:

Tom Dorney, MS, MBA
Director, Investor Relations & Strategy
Immunovant, Inc.
info@immunovant.com